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PRESS RELEASE                                                       Exhibit 99.1


                 CITIBANK, N.A. JAPAN BRANCH STATEMENT REGARDING
                     FINANCIAL SERVICES AGENCY ANNOUNCEMENT

Tokyo, September 17, 2004 - Citibank, N.A. Japan Branch accepts the basis for the orders announced today by the Financial Services Agency of Japan (FSA) and places the utmost priority on complying with the FSA's directives.

Based on a recent inspection of Citibank Japan's operations, the FSA determined (in a report issued in May 2004) that there were fundamental problems in Citibank Japan's internal controls and governance structure, principally in its private banking operations. The Securities and Exchange Surveillance Commission of Japan (SESC) also recently inspected Citibank Japan's private banking operations and identified (in a report issued in September 2004) certain violations of laws and regulations by Citibank Japan and certain of its employees. Citibank Japan sincerely apologizes for the problems identified in the FSA orders and is earnestly addressing the issues raised and working to prevent their recurrence.

The sanctions imposed by the FSA will require the Private Bank division of Citibank Japan to suspend all new transactions with its customers beginning on September 29, 2004 and discontinue all banking operations by September 30, 2005. It conducts its operations exclusively from Citibank Japan's Marunouchi branch and its satellite offices in Nagoya, Osaka and Fukuoka, all of which will be required to discontinue operations in accordance with the timetable imposed by the FSA.

The FSA orders also require Citibank Japan to improve its governance, compliance and internal control systems and to suspend acceptance of new foreign currency deposits from new retail customers from September 29, 2004 through October 28, 2004.

All banking services provided to existing retail customers, including CitiGold customers, will be unaffected by the sanctions. This includes access to all banking services through Citibank Japan's network of 25 retail branches and sub-branches, call centers and other channels. Citibank Japan's ability to provide services to customers of its Corporate Bank division also is unaffected by the sanctions.

Citibank Japan is taking the measures necessary to enhance its governance and internal control systems in order to meet the requirements of local law and regulation and to address the deficiencies identified by the FSA. Under the leadership of its newly appointed CEO, Douglas L. Peterson, Citibank Japan is


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committed to implementing a corrective action plan that addresses all of the findings of the FSA and the SESC.

IMPACT ON PRIVATE BANKING OPERATIONS

As a consequence of the FSA sanctions, the Private Bank division will suspend all new transactions with its customers beginning on September 29, 2004. All private banking customers in Japan will be contacted personally to minimize any disruption.

Citibank Japan has installed a new management team responsible for the orderly transition of the accounts of private banking customers and for strengthening internal controls and assuring strict compliance during the transition period. The new management team will also assess how the sanctions may impact the Private Bank division's employees in Japan.

GROUNDS FOR FSA ORDERS

The FSA recently inspected the banking operations of Citibank Japan and determined that there were fundamental problems with Citibank Japan's compliance and governance systems, with a particular focus on the Private Bank division. The SESC also recently inspected the securities operations of the Private Bank division of Citibank Japan and identified certain violations of laws and regulations by the Private Bank division and certain of its employees.

Citibank Japan accepts the separate findings of the FSA and the SESC, which are attached to this press release in their entirety.

DISCIPLINARY ACTIONS

Disciplinary actions have been taken against management responsible for the failures in governance and compliance in accordance with Citibank Japan's internal policies and against employees responsible for the problems in the Private Bank division, including those whose behavior violated laws and regulations and those who did not cooperate fully with the FSA during the inspection. Inappropriate activities of this kind are neither accepted nor tolerated by Citibank Japan or the Private Bank division.

Six officers have left Citibank to accept responsibility for the problems in Japan. In addition, eight employees have had their compensation reduced and other employees have received formal reprimands.

CORRECTIVE ACTIONS

Citibank Japan has already begun to take actions to fulfill its commitment to address the issues raised by the FSA. Citibank Japan will submit a comprehensive corrective action plan to the FSA by October 22, 2004. This plan will outline the steps that Citibank Japan has taken and will take in order to address all of the weaknesses identified in the FSA's business improvement orders, including those relating to governance, internal controls and compliance.

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Among its actions to date, senior management in New York has created a new CEO position to manage all of Citibank's businesses in Japan. The new CEO has ultimate management authority and responsibility for all operations conducted by Citibank Japan, including internal controls and compliance.

Citibank Japan's CEO is committed to putting in place a governance structure and internal controls system which addresses the weaknesses identified in the FSA orders. Corrective actions will include:

      - Creating a new management committee for Citibank Japan, one that has authority to oversee controls and compliance across all business divisions;

      - Enhancing the independence of the compliance function for Citibank Japan and appointing a new chief compliance officer;

      - Strengthening Citibank Japan's internal control functions, including legal, compliance and internal audit;

      - Conducting a full review of the compliance and internal control systems for Citibank Japan;

      - Conducting a full review of Citibank Japan's sales and disclosure practices to assure that they fully comply with applicable laws and regulations and meet a consistent high standard; and

      - Enhancing compliance education and training for Citibank Japan staff, focused on legal and regulatory requirements in Japan.

Citibank Japan regrets the conduct that gave rise to the FSA orders and is committed to doing everything necessary to restore the confidence of its customers and to reaffirm its commitment to Japan.

                                      # # #


MEDIA INQUIRIES

Citigroup Public Affairs (Tokyo)            Daniel Cox              03-5462-5059
Citigroup Public Affairs (New York)         Leah Johnson            212-559-9446

INVESTOR INQUIRIES

Citigroup Investor Relations                Art Tildesley           212-559-2718


Attachments

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                                                                    ATTACHMENT 1

                                  EXCERPT FROM
                     FINANCIAL SERVICES AGENCY ANNOUNCEMENT
                            OF ADMINISTRATIVE ACTIONS
                         ON CITIBANK, N.A. JAPAN BRANCH
                                 (FSA FINDINGS)

                                                       (Provisional translation)
                                                              September 17, 2004
                                                       Financial Services Agency
                                                         The Government of Japan

              ADMINISTRATIVE ACTIONS ON CITIBANK, N.A. JAPAN BRANCH

.. . .


II. Reasons for the Administrative Actions

Fundamental problems were discovered in connection with the compliance and governance systems of the Japan Branch as stated hereinbelow, based on incident reports furnished by the Japan Branch, an inspection of the Japan Branch conducted by the Financial Services Agency [hereinafter referred to as the "FSA"](notification dated May 21, 2004), and a report submitted by the Japan Branch pursuant to the provisions of Articles 24-(1) and 48 of the Banking Law. In particular, a number of acts injurious to public interests, serious violations of laws and regulations, and extremely inappropriate transactions were uncovered at the Private Bank Group [hereinafter referred to as the "P.B. Group"] (the Marunouchi branch, the business offices of Nagoya, Osaka and Fukuoka), which led us to conclude that continued future operations are inappropriate. It was further confirmed that the Consumer Bank Department lacked a system of internal controls pertaining to foreign currency depository operations. Necessity to have it dedicate its efforts on operational improvement was thus confirmed.

1. Compliance

(1) Acts Injurious to Public Interests

In the P.B. Group at the Japan Branch, developing customers and securing profits were given unduly heavy importance. Advance review of customers and that of the nature of transactions (including verification of risks and suitability), and lending screening (confirmation and investigation of the intended use of funds and transaction purposes) were virtually skipped. Accordingly, a loan was

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made to clients who were subsequently prosecuted for manipulating the prices of a publicly traded stock with the proceeds of that loan. In addition, a loan was made at the request of one of those same prosecuted clients for purposes of obtaining a grant of public funds from a regional government entity based on false representation (the so-called "bogus loan"). These acts are deemed to constitute "infliction of injury to public interests" as defined in Article 27 of the Banking Law.

(2) Violations of Laws and Regulations

a. Violations of Laws and Regulations in Connection with the Duty of Customer Identification and the Duty to Report Suspicious Transactions

The P.B. Group at the Japan Branch is found to have committed numerous acts in violation of laws in connection with its duty to identify customers pursuant to
Article 3 of the Law on Customer Identification and Retention of Records on Transactions by Financial Institutions, and the duty to create records of customer identification pursuant to Article 4 of the law, and the duty to report suspicious transactions pursuant to Article 54 of the Law for Punishment of Organized Crimes, Control of Crime Proceeds and Other Matters. Included among such acts were promotion of transactions with a party about whom reports of suspicious transactions had been filed repeatedly by an overseas branch of the Citibank, N.A. with its local competent authorities, and allowing of transactions that could be suspected of being associated with money laundering by permitting an account to be opened without proper account procedures, etc.

b. Violation of Laws and Regulations in Connection with Information Offered to Depositors and Others

(i) Numerous acts in violation of laws and regulations pertaining to the duty to provide information as provided for in Article 12-2-(1) of the Banking Law, Article 13-3-(1)-4 and -5 of the enforcement regulations of the law, and Article 13-5-(2) of the enforcement regulations were found to have been committed by the P.B. Group at the Japan Branch. Included among such acts were solicitation and sale of transactions that were not accompanied by presentation or explanation of risks and important facts concerning deposits and other financial products.

(ii) Such solicitation and sale of financial products that were conducted by the P.B. Group constitute breach of the duty to explain important facts as set forth in Article 3-(1) of the Law on Sales of Financial Products (Law No. 101, 2000). The sales system in which adequate efforts are not made to ensure that solicitation for the sale of financial products is conducted properly violates Article 7 of the law.

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(iii) The fact that the P.B. Group has yet to construct a basic system or mechanism to closely monitor individual sales activities, that no internal regulations that effectively ensure sound and proper operations are in place, and that a system is yet to be developed to enable conduct of operations in accordance with such internal regulations, etc., including training of bank employees, are deemed to constitute violations of Article 12-2-(2) of the Banking Law and Article 13-7 of the enforcement regulations of the law.

c. Violation of Laws and Regulations Relating to Prohibition of Engagement in Non-Banking Operations through Systematic Collaboration among Citigroup Entities in Japan.

In spite of the fact that, based on the results of a prior on-site inspection by the FSA, the P.B. Group at the Japan Branch had been issued an order for partial suspension of its operations and business improvement for violation of Article 12 of the Banking Law in August 2001, the latest on-site inspection revealed that the P.B. Group at the Japan Branch had played a central role in conducting numerous transactions in violation of Article 12 of the Banking Law, including brokering of and solicitation for foreign real estate investment projects, solicitation of subscription to foreign life insurance policies, and brokering of deals in connection with art objects, by systematically collaborating with a security firm and a trust bank in its group, and that large profits were amassed illegally.

(3) Unfair Transactions

No suitability rules or rules on proper computation of fair prices are established at the P.B. Group at the Japan Branch. Numerous instances of unfair transactions were found in which large profits were obtained through unsound means while undue burdens were imposed upon customers in transactions that converted fixed assets to liquid assets and derivatives-related transactions under the company's system in which fairness and validity of contract prices or those of market price data that are furnished to customers are not properly verified and the management places highest priority on making profits in selling its products.

(4) Improper Transactions

A business improvement order was issued in August 2001, based on the results of a prior on-site inspection by the FSA, as the result of a discovery of problems in connection with the entity's legal and compliance systems, as evidenced by the fact that improper transactions were structured and executed in spite of the potential of their being abused by a customer to willfully manipulate financial statements. In spite of such an improvement order, the latest on-site inspection of the P.B. Group at the Japan Branch by the FSA and a report submitted by the

Japan Branch revealed financing to aid customers with their wrongdoing and a number of other improper transactions that were used to manipulate accounting records and defer loss recognition.

(5) Inappropriate Customer Information Control System

In the P.B. Group at the Japan Branch, the customer information control system is improper and fails to provide adequate customer protection, as evidenced by lax control of customer identification numbers by sales persons, creation of a "List of Assets on Deposit" whose contents can mislead customers into making wrong investment decisions, and improper sharing of customer information between the P.B. Group at the Japan Branch and a foreign branch "Japan Desk" (which provides sales-related customer services to Japanese customers residing abroad) and inadequate transaction controls by the two entities.

(1) Weakness of the Internal Control System Relating to Foreign Currency Deposit Operations

a. In the Consumer Bank Department at the Japan Branch, a fraud was uncovered in which the branch manager, who was thoroughly familiar with the fact that internal controls were inadequate fraudulently accepted more than Y1.8 billion of money received from plural depositors for foreign currency deposits over an approximately seven year period starting in 1995, by using "deposit advices" that he stole from inside the bank, instead of giving an official company-sanctioned response to a party that demanded money as reimbursement for a loss from foreign exchange transaction of foreign currency deposits.

b. It has also been found that an internal verification system is not adequately developed at the Consumer Bank Department to determine whether or not advertisement of foreign currency deposit products violates the provisions of
Article 4 (Misleading to Advantage) of the Law for Preventing Unjustifiable Extra or Unexpected Benefit and Misleading Representation.

c. Furthermore, complaints by customers concerning basic and fundamental sales steps, as well as conflicts with customers in foreign currency deposit and other branch operations at the Consumer Bank Department, have not seen a decrease. In numerous instances, not only rank-and-file bank employees but also managers are found to have failed to respond properly.

2. Governance System

(1) Problems with the Control System at the Japan Branch The management committee at the Japan Branch does not have authority to direct and supervise the business operation of various departments at the Japan Branch, and operations are not controlled in an integrated manner. The supervisory system thus exhibits serious flaws.

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Furthermore, no proper self-inspection or follow-up is performed because the branch lacks the organization and staff to conduct self-inspections or audits that are in accord with the laws and regulations of Japan or the market practice. By and large, internal controls at the Japan Branch are not functioning properly.

(2) Problems with the Collaborative Sales System of the P.B. Group at the Japan Branch and Companies in Citi's Group.

In a management environment in which profits are given undue importance by the Bank Headquarters, a law-evading sales system that disregards the laws and regulations of Japan was constructed with the P.B. Group at the Japan Branch playing a central role and its affiliated securities firm and the trust bank in Japan collaborating with the P.B. Group. The system has been left in neglect without proper sales controls year after year.

(3) Problems of Management Control by the Bank Headquarters

The Bank Headquarters imposes on P.B. Group at the Japan branch sales targets that are much higher than the preceding year's actual sales figures, ties the salary system and employee appraisals closely to sales performance, and presses for sales while emphasizing profits and deprecating compliance. However, the top management of the Bank Headquarters is found to be not fulfilling its supervisory responsibility over the business operation of the Japan Branch. A problem is recognized in that the organization and the structure are such that managerial responsibilities of the top management at the Japan Branch, which is charged with the branch operations, and those of the top management at the Bank Headquarters, are extremely ambiguous.

3. Violation of Business Improvement Orders and Inappropriate Response to Inspections, Etc.

(1) Violation of Business Improvement Orders Pursuant to Article 26-(1) of the Banking Law

a. In August 2001, following an on-site inspection conducted by the FSA, the Japan Branch was served a partial business suspension order pursuant to Article 27 of the Banking Law for violation of Article 12 of the Banking Law, as well as a business improvement order pursuant to Article 26-(1) of the law. The business improvement order consisted of a fundamental reform of the organization and management of the operations at the Japan Branch; thorough recognition of the reform by the top management; and development of a compliance system.

b. However, the latest on-site inspection by the FSA (notification dated May
2004) found that the entity had not performed a proper investigation, an analysis of cause or an audit that would have been necessary to make the improvements

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that had been pointed out as described in the preceding paragraph, and that neither the management control and internal control systems pertaining to compliance, nor the realities of sales activities that had been found to be in violation of Article 12 of the Banking law had actually been rectified.

c. It has also been determined that, notwithstanding such a situation, the entity represented to the FSA that all required improvements were complete in its reports on the progress of the improvement plan, starting with the initial report (September 2001) and ending with the final report (March 2003), when in fact such was not true, and that a reporting order relating to the status of implementation of the business improvement plan was rescinded by the FSA (June
2003).

(2) Improper Response to Inspection, etc.

The latest on-site inspection by the FSA and subsequent requests for reports encountered acts by some managers in charge of sales and other bank employees that obstructed inspectors from developing an understanding of the operational realities and the supervisory authority from implementing verification. These acts included providing responses that differed from truth and failing to disclose information that should have been furnished.


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                                                                    ATTACHMENT 2

                                  EXCERPT FROM
                     FINANCIAL SERVICES AGENCY ANNOUNCEMENT
                      OF THE ADMINISTRATIVE ACTION AGAINST
                         JAPAN BRANCH OF CITIBANK, N.A.
                                 (SESC FINDINGS)

                                                       (Provisional translation)
                                                              September 17, 2004
                                                       Financial Services Agency

                        THE ADMINISTRATIVE ACTION AGAINST
                         JAPAN BRANCH OF CITIBANK, N.A.

.. . .


1. FACTS FOUND BY THE INSPECTION OF THE SECURITIES AND EXCHANGE SURVEILLANCE COMMISSION

(1) Act of making representation of a misleading statement on any material matter in connection with handling of private placement of securities Two vice presidents in Marunouchi Branch of Citibank, N.A., in the course of private banking businesses, on June 4, July 4 and August 28, 2003, made representation of misleading statements on material matters to several customers in solicitation materials with regard to the nature of structured bonds they offered through private placements. The acts above are found to be "the act of making representation of a misleading statement on any material matter in connection with handling of private placement of securities" stipulated in the Article 21 (i) of the Ordinance of Cabinet Office concerning Securities Businesses of Financial Institutions, and thus to have violated the Article 42 (1) (ix) of the Law as applied by the Article 65-2(5) of the Law.

            (Case One)

            Vice President A of the Marunouchi Branch, on June 4 and August 28, 2003, made representation of a misleading statement in soliciting structured bonds to two customers, as if the customers could sell out the bond at a certain price anytime before the maturity date, while it was in fact difficult to do so because of the low level liquidity.

            (Case Two)

            Vice President B of the Marunouchi Branch, on July 4, 2003, made representation of a misleading statement in soliciting structured bonds to

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            a customer, as if the customer could receive interests certainly without risking the principal, while there were in fact possibilities of impairing the principal as well as not being able to receive interests because of the fluctuation of exchange rate.

(2) Act of handling private placement as a condition of granting credit Marunouchi Branch of the Citibank N.A., in the course of the private banking business, in April 2003, made solicitation to offer the acquisition of structured bonds to a particular customer at the same time when it proposed a loan to the same customer to be appropriated for the cost of purchasing the bonds and other financial needs; provision of such a loan was subject to the purchase of the bonds.

      The act above is found to be "the act of handling private placement as a condition of granting credit" stipulated in the Article 21 (vi) of the Ordinance of Cabinet Office concerning Securities Businesses of Financial Institutions, and thus to have violated the Article 42 (1)(ix) of the Law as applied by the Article 65-2 (5) of the Law.

            (Case)

            An employee of the Marunouchi Branch, in April 2003, solicited the offer of acquiring structured bonds to a customer, and at the same time proposed an increase of the amount of a loan to be appropriated for the cost of purchasing the bonds to the same customer who had needed a loan for his business in a foreign country; provision of such a loan was subject to the purchase of the bonds.